As filed with the Securities and Exchange Commission on June 13, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RESONANT INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-4320930 (I.R.S. Employer Identification No.)

175 Cremona Drive, Suite 200 Goleta, California (Address of principal executive offices)	93117 (Zip Code)

Resonant Inc.
Amended and Restated 2014 Omnibus Incentive Plan

(Full title of the plan)

George B. Holmes

Chief Executive Officer

Resonant Inc.

175 Cremona Drive, Suite 200

Goleta, California 93117

(Name and address of agent for service)

(805) 308-9803

(Telephone number, including area code, of agent for service)

Copies to:

John McIlvery, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Non-accelerated filer	☐	Accelerated filer	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	4,000,000	(3)	$2.75	$11,000,000	$1,333.20

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $2.75, the average of the high and low reported sales prices of the Registrant’s common stock on the NASDAQ Capital Market on June 10, 2019.

(3)         Represents 4,000,000 shares reserved for issuance under the Amended and Restated 2014 Omnibus Incentive Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Resonant Inc., a Delaware corporation (the “Registrant”), relating to 4,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”), which Common Stock is in addition to the 1,400,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 29, 2014 (Registration No. 333-196344), the 1,300,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 7, 2016 (Registration No. 333-211893), and the 3,250,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 7, 2017 (Registration No. 333-218542) (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

•                  our Annual Report on Form 10-K for our fiscal year ended December 31, 2018 (filed on March 14, 2019);

•                  our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2019 (filed on May 8, 2019);

•                  our Current Reports on Form 8-K, dated January 24, 2019 (filed on January 29, 2019); and dated June 11, 2019 (filed on June 12, 2019); and

•                  the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on May 27, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Registrant’s file number with the Commission is No. 001-36467.

Item 8.                                 Exhibits.

The following exhibits are filed as part of this Registration Statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
10.1	Registrant’s Amended and Restated 2014 Omnibus Incentive Plan	S-1/A	333-193552	10.2	4/11/2014
10.2	Amendment No. 1 to the Resonant Inc Amended and Restated 2014 Omnibus Incentive Plan	S-8	333-211893	10.1	6/7/2016
10.3	Amendment No. 2 to the Resonant Inc Amended and Restated 2014 Omnibus Incentive Plan	S-8	333-218542	10.3	6/7/2017
10.3	Amendment No. 3 to the Resonant Inc Amended and Restated 2014 Omnibus Incentive Plan	8-K	001-36467	10.1	6/12/2019
23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
23.2	Consent of Crowe LLP					X
24.1	Power of Attorney (included on signature page)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on June 13, 2019.

RESONANT INC.
(Registrant)

By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints George B. Holmes and Martin S. McDermut, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ George B. Holmes	Chief Executive Officer and Chairman of the Board	June 13, 2019
George B. Holmes	(Principal Executive Officer)

/s/ Martin S. McDermut	Chief Financial Officer and Secretary	June 13, 2019
Martin S. McDermut	(Principal Financial and Accounting Officer)

/s/ Michael J. Fox	Lead Independent Director	June 13, 2019
Michael J. Fox

/s/ Alan Howe	Director	June 13, 2019
Alan Howe

/s/ Joshua Jacobs	Director	June 13, 2019
Joshua Jacobs

/s/ Jack Jacobs	Director	June 13, 2019
Jack Jacobs

/s/ Jean Rankin	Director	June 13, 2019
Jean Rankin

/s/ Robert Tirva	Director	June 13, 2019
Robert Tirva